Exhibit 99

ICT GROUP FINANCIAL MEDIA CONTACT:	ICT GROUP INVESTOR CONTACT:
BERNS COMMUNICATIONS GROUP, LLC	BROD & SCHAFFER, LLC
Michael McMullan	Betsy Brod/Jonathan Schaffer
212-994-4660	212-750-5800

ICT GROUP REPORTS 2006 FIRST QUARTER REVENUE OF

$113.1 MILLION AND EPS OF $0.21 PER DILUTED SHARE

~ Services Revenue Up 40% ~

~ Strong Pipeline of New Business Opportunities ~

NEWTOWN, PA, APRIL 27, 2006 – ICT GROUP, INC. (NASDAQ: ICTG), today reported results for the first quarter ended March 31, 2006.

Revenue for the first quarter of 2006 increased 20% to a record $113.1 million compared to $94.0 million in last year’s first quarter. Net income was $2.8 million, or $0.21 per diluted share, compared to $1.1 million, or $0.08 per diluted share, in the prior-year period. Net income for the first quarter of 2006 reflects a pre-tax charge of $341,000, or $0.02 per diluted share, related to share-based compensation, as required by new accounting standards. Net income in the first quarter of 2005 included a pre-tax charge of $477,000, related to the settlement of the class action litigation. Excluding the impact of the settlement charge in the prior-year period, ICT GROUP would have had net income of $1.4 million, or $0.11 per diluted share, in the first quarter of 2005.

During the first quarter of 2006, Services revenue increased 40% year-over-year to $85.7 million, driven by increased demand from the Company’s Healthcare and Government clients. Services revenue represented 76% of total Company revenue in the period, and Sales revenue accounted for the balance. Sales call volume was relatively flat year over year in the first quarter of 2006, but Sales revenue declined 16% to $27.4 million, largely attributable to the amount of work performed offshore at lower prices. Domestic revenue for the first quarter of 2006 increased 22% to $91.0 million and International revenue increased 13% to $22.1 million compared to the previous year’s first quarter.

“We realized significant year-over-year gains in our Services business as we leveraged our vertical market expertise and expansive global infrastructure to meet increased client demand,” commented John J. Brennan, Chairman and Chief Executive Officer of ICT GROUP. “Since we last reported, we have captured Services business from new clients in the healthcare, energy, business services and telecommunications sectors, which we expect to start in the second and third quarters of the year.”

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ICT GROUP REPORTS 2006 FIRST QUARTER REVENUE (CONT.)

Mr. Brennan continued, “Our pipeline of new business opportunities is strong and growing, and we are expanding our outsourcing infrastructure in new and existing locations to satisfy client demand. In the Philippines, we added 300 workstations in the first quarter for a total of 1,910 workstations and expect to add at least 500 more this year. We also plan to open our first facility in India in May, which will provide back-office support for U.S. clients and potentially voice and back-office support for U.K. clients. Additionally, we are targeting a July opening for our first facility in Costa Rica, which will be equipped with 350 workstations, to support customers in North America and Europe.”

Subsequent to the close of the first quarter, ICT GROUP completed a follow-on equity offering of 2,350,000 shares sold by the Company and 1,272,500 shares sold by existing shareholders. The Company realized net proceeds of $52.9 million from the offering, which were used to repay all long-term debt under the Company’s revolving credit facility and to provide for working capital needs. As a result of the offering, ICT GROUP’s shares outstanding increased to 15,164,910. The increased number of shares, partially offset by lower net interest expense, is expected to reduce 2006 earnings per diluted share by approximately $0.05.

Mr. Brennan concluded, “We are off to a strong start in 2006, driven by demand for our expanding suite of service offerings and global capabilities. We see a growing interest in our higher-margin marketing- and technology-based services, with revenue from these offerings increasing 18% to $10.4 million in the first quarter of 2006 compared to last year’s first quarter. While we expect Medicare Part D enrollment work to decline in the second quarter when the initial open enrollment period ends in May, we are confident that our robust pipeline and recent wins will enable us to meet our financial objectives for the year. Our increased financial flexibility resulting from the recently completed equity offering will enable us to further expand our global footprint and pursue additional growth opportunities helping to move the Company forward.”

ICT GROUP reiterates its previous outlook for 2006 before the impact of the follow-on equity offering. The Company’s full-year revenue forecast of $440 million to $448 million remains unchanged with earnings now expected in the range of $1.03 to $1.09 per diluted share, reflecting the $0.05 per diluted share offering impact. For the second quarter of 2006, the Company anticipates revenue of $106 million to $108 million, with net income in the range of $0.20 to $0.22 per diluted share.

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ICT GROUP REPORTS 2006 FIRST QUARTER REVENUE (CONT.)

Conference Call:

The Company will hold a conference call today, Thursday, April 27, 2006, at 9:00 a.m. EDT. Investors may access the call by visiting the ICT GROUP website at www.ictgroup.com. If you are unable to participate during the live webcast, a replay of the call will be available on the website through May 4, 2006.

ICT GROUP, headquartered in Newtown, Pa., is a leading global provider of customer management and business process outsourcing solutions. The Company provides a comprehensive mix of customer care/retention, acquisition, up-selling/cross-selling, technical support, market research and database marketing as well as e-mail management, data entry/collections, claims processing and document management services, using its global network of onshore, near-shore and offshore operations. ICT GROUP also provides interactive voice response (IVR) and advanced speech recognition solutions as well as hosted Customer Relationship Management (CRM) technologies, available for use by clients at their own in-house facility or on a co-sourced basis in conjunction with the Company’s fully integrated contact center operations. To learn more about ICT GROUP, visit the Company’s website at www.ictgroup.com.

Important Cautionary Information Regarding Forward-Looking Statements

This press release contains certain forward-looking statements, such as expected revenue and earnings, anticipated demand for ICT GROUP’s services and plans for expansion. The forward-looking statements involve assumptions and are subject to substantial risks and uncertainties. Whenever possible, forward-looking statements are preceded by, followed by or include the words “believes,” “expects,” “anticipates” or similar expressions, which speak only as of the date the statement is made. ICT GROUP assumes no obligation to update any such forward-looking statements. For such statements, ICT GROUP claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual events or results of operations, cash flows and financial condition of ICT GROUP may differ materially from those discussed in the forward-looking statements as a result of various factors, including without limitation, those discussed in ICT GROUP’s annual report on Form 10-K for the year ended December 31, 2005, and other documents, such as reports on Form 8-K and reports on Form 10-Q filed by ICT GROUP with the Securities and Exchange Commission. Although ICT GROUP believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct and we undertake no obligation to update such expectations.

Important factors that could cause actual results to differ materially from ICT GROUP’s expectations, or that could materially and adversely affect ICT GROUP’s financial condition, may include, but are not limited to, the following, many of which are outside ICT GROUP’s control: customer demand for a client’s product, the client’s budgets and plans and other conditions affecting the client’s industry, interest and foreign currency exchange rates (including the effectiveness of strategies to manage fluctuations in these rates), an ICT GROUP client invoking cancellation or similar provisions of the client contract, demand for labor and the resulting impact on labor rates paid by ICT GROUP, unanticipated labor difficulties, unanticipated contract or technical difficulties, identifying and opening planned contact centers within timeframes necessary to meet client demands, reliance on strategic partners, industry and government regulation affecting ICT GROUP or its clients, reliance on telecommunications and computer technology, general and local economic conditions, competitive pressures in ICT GROUP’s industry, the cost to prosecute, defend or settle litigation by or against ICT GROUP, judgments, orders, rulings and other developments in or affecting litigation by or against ICT GROUP, ICT GROUP’s capital and financing needs, ICT GROUP’s ability to integrate acquired businesses, terrorist attacks, the impact of war and the use of financial instruments to hedge foreign exchange exposure. These factors, as well as others, such as conditions in the securities markets and actual or perceived results or developments affecting companies in our industry, could affect the trading price of our common stock.

(Tables Follow)

ICT Group, Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
REVENUE	$113,053	$94,019

OPERATING EXPENSES:
Cost of services	69,927	56,562
Selling, general and administrative (including share-based compensation expense of $341 and $0)	39,006	34,973
Litigation costs	—	477

	108,933	92,012

Operating income	4,120	2,007

Interest expense, net	624	487

Income before income taxes	3,496	1,520
Income taxes	734	456

Net income	$2,762	$1,064

Diluted earnings per share	$0.21	$0.08

Shares used in computing diluted earnings per share	13,265	12,911

Reconciliation of Income Before Income Taxes to Adjusted Net Income to Eliminate

the Effect of Charges Related to the Class Action Litigation Settled in 2005

(Unaudited)

Adjusted Results of Operations:
Income before income taxes	$1,520
Litigation costs	477

Adjusted income before income taxes	1,997
Adjusted income taxes	599

Adjusted net income	$1,398

Adjusted earnings per share	$0.11

Shares used in computing adjusted earnings per share	12,911

ICT Group, Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	March 31, 2006	December 31, 2005
ASSETS

CURRENT ASSETS
Cash and cash equivalents	$11,846	$10,428
Accounts receivable, net	75,192	82,656
Other current assets	15,155	15,811

Total current assets	102,193	108,895

PROPERTY AND EQUIPMENT, net	57,445	56,924

OTHER ASSETS	6,905	6,940

	$166,543	$172,759

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable and other current liabilities	$44,836	$52,174

Total current liabilities	44,836	52,174

LONG-TERM DEBT	34,000	35,000
OTHER LIABILITIES	4,437	4,573
TOTAL SHAREHOLDERS’ EQUITY	83,270	81,012

	$166,543	$172,759

WORKSTATIONS AT PERIOD END	10,928	10,662

NEWS RELEASE

ICT GROUP, INC.

800-799-6880

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